REGISTRATION RIGHTS AGREEMENT

                         By and Between

                      EASTMAN KODAK COMPANY

                               and

                      THE BANK OF NEW YORK

                    as Investment Manager for

                THE KODAK RETIREMENT INCOME PLAN

                  REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is entered into as of November 17, 1995, by and between Eastman Kodak Company, a New Jersey corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, as investment manager (such entity or any successor entity or entities appointed to act in such capacity, the "Investment Manager") for and on behalf of the Kodak Retirement Income Plan (the "Pension Plan"), which Pension Plan is also thereby deemed to be a party to this Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in
Section 1 hereof.

          WHEREAS, the Issuer intends, subject to applicable law and the satisfaction of certain conditions in connection therewith, to contribute $500 million, in aggregate value, of shares of its common stock, $2.50 par value (the "Common Stock") to the Pension Plan; and

          WHEREAS, the Pension Plan is prepared to accept, subject to the terms and conditions hereof, the Common Stock that may be contributed to it as described herein; and

          WHEREAS, the Investment Manager has been appointed by the Kodak Retirement Income Plan Committee, the named fiduciary (the "Named Fiduciary") of the Pension Plan (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), to manage certain shares of Common Stock held by the Pension Plan as described herein and managed pursuant to the Management Agreement, dated November 14, 1995, between the Named Fiduciary and the Investment Manager, and to exercise all rights, powers and privileges appurtenant to such shares (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such shares); and

          WHEREAS, the Investment Manager has full power and authority to execute and deliver this Agreement for the account and on behalf of the Pension Plan and to so bind the Pension
Plan;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Investment Manager and the Pension Plan hereby agree as follows:

          Section 1.     Definitions.  Unless otherwise defined
herein or the context otherwise requires, the following terms shall have the respective meanings set forth below:

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day that the New York Stock
Exchange, Inc. is open for business.

          "Commission" means the Securities and Exchange
Commission.

          "Common Stock" has the meaning set forth in the first
"Whereas" clause hereto.

          "ERISA" has the meaning set forth in the third
"Whereas" clause hereof.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Investment Manager" has the meaning set forth in the preamble hereto.

          "Issuer" has the meaning set forth in the preamble hereto.

          "Losses" has the meaning set forth in Section 6(d) hereof.

          "Named Fiduciary" has the meaning set forth in the third "Whereas" clause hereto.

          "Pension Plan" has the meaning set forth in the preamble hereto.

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Registrable Securities" means the Common Stock contributed from time to time by the Issuer to the Pension Plan and any securities issued or issuable with respect to the contributed Common Stock in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof. In the event of any of the foregoing with respect to the Registrable Securities or similar transactions affecting the Registrable Securities, all references herein to any designation of securities and to any specific number of shares or Registrable Securities shall be appropriately adjusted to give effect thereto. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been Transferred by the Pension Plan.

          "Registration Statement" has the meaning set forth in
Section 3(a) hereof.

          "Transfer" means any sale, transfer or other disposition of the Registrable Securities, whether by means of a Registration Statement hereunder or otherwise (including by way of a private placement or sale under Rule 144 under the Act), and "Transferred" shall have a meaning correlative to the foregoing.

          "Underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Registration Statement, provided, that, except with respect to
Section 6 hereof, if the Underwriters are represented by one or more lead or managing underwriters, references herein to the "Underwriters" shall be deemed to refer to such lead or managing underwriter or underwriters as representatives of the several underwriters.

          "Underwritten Offering" means an offering in which the Registrable Securities are sold to an Underwriter for reoffering to the public or with the assistance of an Underwriter are sold directly to the public.

          Section 2.     Legends on Certificates Representing
Registrable Securities.

          (a) The Investment Manager acknowledges that, subject to Section 2(b), each certificate representing the Registrable
Securities shall conspicuously bear legends in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "ACT"), OR UNDER ANY STATE SECURITIES LAW
          AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED
          OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM,
          OR IN A TRANSACTION NOT SUBJECT TO, THE
          REGISTRATION REQUIREMENTS OF THE ACT AND ANY
          APPLICABLE STATE SECURITIES LAWS.

          THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE ARE SUBJECT TO A REGISTRATION
          RIGHTS AGREEMENT, DATED AS OF NOVEMBER 17,
          1995, BY AND BETWEEN THE ISSUER OF SUCH
          SECURITIES (THE "ISSUER") AND THE BANK OF NEW
          YORK, AS INVESTMENT MANAGER FOR AND ON BEHALF
          OF THE KODAK RETIREMENT INCOME PLAN.  A COPY
          OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE
          FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE
          HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) The Issuer will instruct its transfer agent that the legends set forth in Section 2(a) shall be removed upon the Pension Plan's Transfer of Registrable Securities if such Transfer is made in accordance with all applicable provisions of this Agreement and the Issuer determines that such legends are no longer required pursuant to, or deemed necessary or appropriate in order to effect compliance with, applicable law.

          (c)  The Investment Manager understands and
acknowledges that the Registrable Securities have not been registered under the Act or any state securities law and that the Registrable Securities are "restricted securities" within the meaning of Rule 144 under the Act until such time as they are Transferred pursuant to an effective Registration Statement under the Act, or, in certain circumstances, an exemption therefrom.

          (d) Notwithstanding any provision to the contrary herein, the Investment Manager and the Issuer agree that in exercising their respective rights and discharging their respective obligations under this Agreement, they will comply with the federal securities laws, ERISA, and all other requirements of applicable law.

          Section 3.     Shelf Registration.

          (a) The Issuer hereby agrees with respect to any Registrable Securities that a registration statement on Form S-3 or other appropriate form pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) under the Act for the resale of the Registrable Securities (such registration statement, including amendments or supplements thereto, a "Registration Statement") by the Pension Plan will be filed by the Issuer as soon as reasonably practicable on or after the date of the contribution (but it is the expectation of the parties hereto that the Registration Statement will be filed no later than November 22, 1995) and that the Issuer will use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as possible thereafter and shall cause a registration statement to remain continuously effective for so long as the Registrable Securities are held by the Pension Plan. The Issuer shall notify the Pension Plan when any such Registration Statement has been declared effective.

          (b) If at any time, or from time to time, the Investment Manager proposes to cause the Pension Plan to effect a Transfer of Registrable Securities pursuant to a Registration Statement, it shall notify the Issuer not less than two business days prior to the commencement of the proposed Transfer (a "Transfer Notice"). Each Transfer Notice shall specify the proposed timetable for the Transfer.

          (c) Notwithstanding anything to the contrary herein, the Issuer may postpone the filing or effectiveness of any Registration Statement, or suspend the use of any Prospectus included therein, at any time if the Issuer determines, in its reasonable judgment, that (i) appropriate financial statements will not be available when a Transfer is proposed to be made, or
(ii) that such filing, effectiveness or proposed Transfer would
(1) materially interfere with any proposal or plan by the Issuer or any of its Affiliates to engage in a material acquisition, merger, consolidation, tender offer, securities offering or other material transaction, significant work on which had commenced prior to receipt by the Issuer of the Transfer Notice relating to the proposed Transfer or (2) would require the Issuer to make a public disclosure of previously non-public information. Upon receipt by the Issuer of a Transfer Notice, the Issuer shall promptly notify the Pension Plan of any postponement or suspension pursuant to this paragraph. The Issuer agrees that it will terminate any such postponement or suspension as promptly as reasonably practicable, consistent with the consummation of such transactions and the ripeness for and appropriateness of public disclosure of the non-public information (as applicable), and will promptly notify the Pension Plan of such termination. In making any such determination to initiate or terminate a postponement or suspension, the Issuer shall not be required to consult with the Pension Plan or the Investment Manager and any such determination shall be Issuer's responsibility alone, and neither the Pension Plan nor the Investment Manager shall have any responsibility or liability therefor.

          (d) The Investment Manager agrees that it will not cause the Pension Plan to make any transfer of Registrable Securities pursuant to any Registration Statement other than in accordance with the plan of distribution described therein and that it will keep (and will cause any Underwriter or other person acting on its behalf to keep) strictly confidential any information provided to them in connection with the Issuer's exercise of its rights under Section 3(c) hereof or otherwise provided to the Investment Manager, or any person acting on its behalf, hereunder. Nothing herein shall be construed to prevent the Investment Manager from causing the Pension Plan to effect any Transfer of Registrable Securities otherwise than pursuant to a Registration Statement hereunder, provided that any such Transfer complies with all applicable laws.

          Section 4.     Registration Procedures.  In connection
with any Registration Statement filed in accordance with the terms hereof, the following provisions shall apply:

          (a) The Issuer shall furnish to the Investment Manager, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Investment Manager, acting on behalf of the Pension Plan, may reasonably propose. The Investment Manager and the Pension Plan agree to provide to the Issuer any information that the Issuer may reasonably request in connection with the preparation and filing of any such Registration Statement and any amendment or supplement thereto.

          (b) The Issuer shall ensure that (i) any Registration Statement, and any amendment and any Prospectus forming part thereof, and any amendment or supplement thereto, complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or agreement is made hereby with respect to information supplied in writing for inclusion in a Registration Statement or Prospectus by the Investment Manager or the Pension Plan.

          (c) The Issuer shall notify the Pension Plan in writing:

                 (i)  when a Registration Statement and any
          amendment thereto has been filed with the Commission and when a Registration Statement or any post-effective amendment thereto has become effective;

               (ii)  of any request by the Commission for
          amendments or supplements to any Registration Statement or any Prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

               (iv)  of the receipt by the Issuer of any
          notification with respect to the suspension of the qualification of the Registrable Securities included in any Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the occurrence of any event that requires the making of any changes in any Registration Statement or Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (in which case the notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Issuer shall use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Issuer shall furnish to the Investment Manager and to the Underwriters, if any, named therein, such copies of any such Registration Statement, amendment or supplement thereto, and any Prospectus included therein (including each preliminary Prospectus and any amendments or supplements thereto), and such other documents as the Investment Manager or such Underwriters (or their counsel) may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (f) Prior to any offering of Registrable Securities pursuant to any Registration Statement, the Issuer shall use its best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as the Investment Manager or the Underwriters, if any, shall reasonably request and do any and all other acts or things necessary or advisable to enable the Pension Plan to consummate the Transfer of the Registrable Securities in such jurisdictions; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (g) The Issuer shall cooperate with the Pension Plan to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Transferred pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Investment Manager or the Underwriters, if any, may request.

          (h) Upon the occurrence of any event contemplated by paragraph (c)(v) above, the Issuer shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) So long as the Common Stock is listed on any U.S. securities exchange or quoted on an automated inter-dealer quotation system, the Issuer shall use its best efforts to cause all of the Registrable Securities to be listed on such exchange or quotation system.

          (j) The Issuer shall, if requested, promptly include in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Investment Manager and, if applicable, the Underwriters reasonably agree should be included therein, and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be included in such Prospectus supplement or post-effective amendment.

          (k)  The Issuer shall enter into such agreements
(including underwriting agreements in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the Transfer of the Registrable Securities as the Investment Manager or the Underwriters, if any, may reasonably request.

          (l) The Issuer shall (i) make reasonably available for inspection by the Investment Manager and the Underwriters, if any, participating in any Transfer pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Pension Plan, the Investment Manager or any such Underwriters all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries; (ii) cause the Issuer's officers, directors, employees and independent accountants to supply all relevant information reasonably requested by the Investment Manager or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Issuer, in its sole discretion, as confidential at the time of delivery of such information shall be kept confidential by the Investment Manager, the Pension Plan and any such Underwriter, attorney, accountant or agent, unless disclosure thereof is made in connection with a court proceeding or is required by law, or such information has become available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Pension Plan, the Investment Manager and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to Underwriters; (iv) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters, if any) addressed to the Pension Plan, the Investment Manager and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Pension Plan and such Underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Issuer (and, if necessary, any other independent public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Pension Plan (provided the Pension Plan furnishes the accountants with such representations as the accountants customarily require in similar situations), the Investment Manager and the Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Pension Plan, the Investment Manager and the Underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4 (l) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          Section 5. Registration Expenses. The Issuer shall bear all expenses incurred in connection with the performance of its obligations under this Agreement and shall reimburse the Pension Plan and the Investment Manager for the reasonable fees and disbursements of one firm or counsel (which shall be reasonably acceptable to the Issuer) designated by each of them to act as their respective legal counsel in connection with any Registration Statement hereunder. The Issuer shall have the right to select the financial printer to be used in connection with any registration of Registrable Securities hereunder.

          Section 6.     Indemnification and Contribution.

          (a)(i) In connection with any Registration Statement, the Issuer agrees to indemnify and hold harmless the Pension Plan and the Investment Manager and each person who controls either of them within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Pension Plan or any other indemnified party specifically for inclusion therein, (B) use of a Registration Statement or the related Prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a Prospectus when use of such Prospectus has been suspended pursuant to Section 3(d); provided, further, in each case, that the Pension Plan or such other indemnified party received prior notice of such stop order, initiation of proceedings or suspension or (C) if the Pension Plan fails to deliver a Prospectus or the then current Prospectus. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

          (ii) The Issuer also agrees to indemnify or contribute to Losses, as provided in Section 6(d), of any Underwriters of Registrable Securities under a Registration Statement, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Pension Plan and the Investment Manager provided in this Section 6(a) and shall, if requested by the Pension Plan, enter into an underwriting agreement reflecting such agreement, as provided in Section 4 hereof.

          (b) Each Underwriter (if any) shall agree to indemnify and hold harmless the Issuer, the Investment Manager and the Pension Plan, and each of their directors, officers, employees and agents, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuer, but only with reference to written information relating to the Underwriter furnished to the Issuer by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided further, that the indemnifying party shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) representing all the indemnified parties under paragraph (a)(i), paragraph (a)(ii) or paragraph
(b) above. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), the aggregate contribution of the Pension Plan hereunder shall not exceed the gross proceeds received by the Pension Plan from the Transfer of the Registrable Securities and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Pension Plan within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Pension Plan, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, and each of its directors, officers, employees and agents, shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party, and will survive the termination of this Agreement and the sale by the Pension Plan of any Registrable Securities covered by a Registration Statement hereunder.

          7.   Selection of Underwriters.

          The Pension Plan may sell at its option, any Registrable Securities pursuant to an Underwritten Offering. In any such Underwritten Offering, the Underwriters that will participate in the offering will be selected by the Pension Plan, provided, however, that such Underwriters must be reasonably satisfactory to the Issuer.

          8.   Miscellaneous.

          (a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement that is inconsistent with the rights granted to the Pension Plan herein or that otherwise conflicts with the provisions hereof.

          (b) Amendments and waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless agreed to in a writing executed by the Issuer and the Pension Plan, provided that none of the foregoing shall affect the duties or responsibilities of the Investment Manager without its prior written consent which shall not be unreasonably withheld.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall, except where notice by teleconference is specifically provided for herein, be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) If to the Pension Plan, to the Investment Manager at the following address:

          The Bank of New York
          One Wall Street
          11th Floor
          New York, New York 10286
          Attention:  Michael H. LaPlante, Senior Vice President
          Tel:  (212) 635-1577
          Fax:  (212) 635-1592

          (ii)  If to the Issuer, at the following address:

          Eastman Kodak Company
          343 State Street
          Rochester, New York 14650-0250
          Attention:  The Treasurer
          Tel:  (716) 724-4325
          Fax:  (716) 724-9088

          All such notices and communications shall be deemed to have been duly given when received.

          The Pension Plan or the Issuer may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and their respective directors, trustees, officers, employees, agents and controlling persons. Except for an assignment to a successor Investment Manager, none of the rights or obligations under this Agreement shall be assigned by the Pension Plan without the prior written consent of the Issuer.

          (e) Counterparts. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without regard to such State's conflicts of laws provisions.

          (h) No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the Issuer, the Pension Plan and the Investment Manager, and to the extent set forth in
Section 5, those other persons expressly named as indemnified parties hereunder. Nothing in this Agreement shall be construed to give to any other person any legal or equitable right, remedy or claim under this Agreement.

          (i) Termination. Unless extended by the Issuer, this Agreement shall terminate at such time as there are no longer any Registrable Securities held by the Pension Plan.

          (j) Cooperation. Each party hereto shall take such further action, and execute and deliver such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Agreement as of the date first above written.

                         EASTMAN KODAK COMPANY

                         By: /s/  Jesse J. Greene, Jr.
                             --------------------------
                              Name: Jesse J. Greene, Jr.
                              Title: Treasurer


                         KODAK RETIREMENT INCOME PLAN

                         By:  THE BANK OF NEW YORK, as
                              Investment Manager

                         By: /s/  Michael LaPlante
                             ---------------------------
                              Name: Michael LaPlante
                              Title: Senior Vice President